Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Verso Paper Holdings LLC of our report dated March 29, 2013 relating to the consolidated financial statements of NewPage Corporation, and our report dated March 23, 2015 related to the consolidated financial statements of NewPage Holdings Inc. which appear in such registration statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cincinnati, Ohio

July 2, 2015